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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Prolong International Corporation on Form S-4 of our report dated March 4, 1998, included in the Annual Report on Form 10K of Prolong International Corporation for the year ended December 31, 1997, and to the use of our report dated March 4, 1998 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Costa Mesa, California
April 29, 1998